Exhibit 5.2

CONFIDENTIAL AND PRIVILEGED
Advocaten
Notarissen
Belastingadviseurs

Claude Debussylaan 80
To the Dutch Guarantor (as defined below)	P.O. Box 75084
1070 AB Amsterdam

T +31 20 577 1771
F +31 20 577 1775

Date March 7 2024		F.J.M. Hengst E ferdinand.hengst@debrauw.com T +31 20 577 1956 F +31 20 577 1775

Our ref.	M41994887/1/20691149

Re:

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of senior debt securities issued by the Issuer and guaranteed by the Guarantors

1	Introduction

De Brauw Blackstone Westbroek N.V. ("De Brauw", "we", "us" and "our", as applicable) acts as Dutch legal adviser to the Dutch Guarantor in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the Registration, and (iii) the correctness of any representation or warranty included in the Registration.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

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3	Scope of Inquiry

We have examined the following documents:

(a)	A copy of:

(i)	the Registration Statement;

(ii)	the form of Senior Note Indenture filed as an exhibit to the Registration Statement; and

(iii)	the form of Subordinated Note Indenture filed as an exhibit to the Registration Statement.

(b)	A copy of:

(i)	the Dutch Guarantor's deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Trade Register Extract; and

(iii)	the Power of Attorney.

(c)	A copy of each Corporate Resolution.

In addition, we have obtained the following confirmations on the date of this opinion:

(d)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(e)	Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Dutch Guarantor is not included on any Sanctions List.

(f)

(i)	Confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register; in each case that the Dutch Guarantor is not registered as being subject to Insolvency Proceedings.

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We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature, including each Electronic Signature, is the genuine signature of the individual concerned.

(iii)	In relation to any Electronic Signature (other than any qualified electronic signature (elektronische gekwalificeerde handtekening), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

(iv)	Each confirmation referred to in paragraph 3 is true.

(b)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(c)	Each Indenture will have been entered into in the form referred to in this opinion without material deviation.

(d)

(i)	The Corporate Resolutions have been duly adopted and remain in force without modification on the date hereof and on each date in the future on which any Indenture is executed.

(ii)	No advice from any works council is required in respect of the Registration and the Dutch Guarantor's entry into the Indentures under the Works Councils Act (Wet op de ondernemingsraden) or otherwise.

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(e)

(i)	Entering into each Indenture and the performance of each Indenture will sufficiently benefit the Dutch Guarantor and are in its best corporate interest.

(ii)	The aggregate principal amount of the Notes (as defined in the Corporate Resolutions) will not exceed the maximum amount as specified in the Corporate Resolutions.

(f)

(i)	Each Indenture will have been validly entered into by each party other than the Dutch Guarantor and all Notes will have been validly issued.

(ii)	Each Indenture will have been signed on behalf of the Dutch Guarantor by any two members of the management board of the Dutch Guarantor.

(g)	When validly signed by all parties, each Indenture is valid and binding on and enforceable against each party under New York Law by which it is expressed to be governed.

(h)	The Guarantors, including the Dutch Guarantor, and the Issuer belong to the same group (groep).

5	Opinion

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us, we are of the following opinion:

(a)	The Dutch Guarantor has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

(b)

(i)	The Dutch Guarantor has the corporate power to enter into and perform each Indenture.

(ii)	The Dutch Guarantor has taken all necessary corporate action to authorise its entry into and performance of each Indenture.

(iii)	The Dutch Guarantor has validly signed the Registration Statement.

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(c)	The Dutch Guarantor's entry into and performance of each Indenture does not violate Dutch law or its articles of association.

(d)

(i)	The choice of New York Law as the governing law of each Indenture is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Dutch Guarantor of each Indenture.

(e)

(i)	The validity and binding effect on and enforceability against the Dutch Guarantor of the submission to the jurisdiction of a New York Court in each Indenture:

(A)	under Dutch private international law are likely governed by New York Law; and

(B)	are not restricted by Dutch law.

(ii)	A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in the State of New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (i) the jurisdiction of the court has been based on an internationally generally accepted ground, (ii) proper legal procedures have been observed, (iii) the judgment does not contravene Dutch public policy, and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

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(b)	The recognition of New York Law as the governing law of each Indenture and the Notes:

(i)	will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when each Indenture was entered into or the Notes were issued (other than the choice of New York Law as the governing law of each Indenture or the Notes, as applicable) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose "overriding provisions" are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)	will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

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(c)	The binding effect and enforceability of the submission to the jurisdiction of the New York Court in each Indenture are subject to limited exceptions, including any applicable exceptions under the Brussels I Regulation and the Lugano Convention.

(d)	Enforcement in the Netherlands of each Indenture and the Notes is subject to Dutch rules of civil procedure.

(e)	Enforceability of each Indenture and the Notes may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(f)

(i)	To the extent that the terms of the Notes constitute general conditions within the meaning of article 6:231 BW, a holder of a Note may nullify (vernietigen) a provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine the terms and conditions, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade.

(ii)	To the extent that the terms of any guarantee by the Dutch Guarantor under any Indenture are general conditions within the meaning of article 6:231 BW, paragraph 6(f)(i) applies accordingly in relation to each beneficiary of each guarantee.

(g)	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(h)	In respect of proceedings in a Dutch court for the enforcement of each Indenture, the appointment of a process agent pursuant to section 1616 of each Indenture may be without effect.

(i)	In proceedings in a Dutch court for the enforcement of each Indenture and the Notes, the court may mitigate amounts due in respect of litigation and collection costs.

(j)	If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person's obligations and any other legal act having a similar effect) is not in the entity's interest, the act may (i) exceed the entity's corporate or other power, and (ii) violate its articles of association.

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(k)	To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

(l)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(m)	We do not express any opinion on:

(i)	any specific terms of any Note (other than any terms set out in the Indentures); and

(ii)	(i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters, and (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Registration, each Indenture or the Notes to which this opinion relates.

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7	Reliance

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the Registration.

(b)	By accepting this opinion, each person accepting this opinion agrees that it shall not supply this opinion, or disclose its contents or existence, to any person other than as an exhibit to (and therefore together with) the Registration Statement and that it may not be relied upon for any purpose other than the Registration.

(c)	By accepting this opinion, each person accepting this opinion furthermore agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	De Brauw's liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw's professional liability insurance, increased by the applicable deductible (eigen risico);

(iii)	the agreements in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(iv)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and

(v)	the agreements in this paragraph 7 apply in addition to, and do not set aside, De Brauw's terms and conditions of business.

(d)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading "Legal Matters" in the Registration Statement.

(e)	The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

(signature page follows)

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CONFIDENTIAL AND PRIVILEGED
Advocaten
Notarissen
Belastingadviseurs

Claude Debussylaan 80
P.O. Box 75084
1070 AB Amsterdam

T +31 20 577 1771
F +31 20 577 1775

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ Ferdinand Hengst
Ferdinand Hengst

THIS IS THE SIGNATURE PAGE OF THE OPINION DATED 7 MARCH 2024 RELATING TO THE REGISTRATION WITH THE US SECURITIES AND EXCHANGE COMMISSION OF SENIOR DEBT SECURITIES ISSUED BY AGCO CORPORATION AND GUARANTEED BY AGCO INTERNATIONAL HOLDINGS B.V.

10 / 13

CONFIDENTIAL AND PRIVILEGED
Advocaten
Notarissen
Belastingadviseurs

Claude Debussylaan 80
P.O. Box 75084
1070 AB Amsterdam

T +31 20 577 1771
F +31 20 577 1775

Annex – Definitions

In this opinion:

"Brussels I Regulation" means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

"BW" means the Civil Code (Burgerlijk Wetboek).

"Corporate Resolutions" means (i) the written resolution of the Dutch Guarantor's management board (bestuur) dated 6 March 2024 and (ii) the written resolution of the Dutch Guarantor's general meeting (algemene vergadering) dated 6 March 2024.

"De Brauw" means De Brauw Blackstone Westbroek N.V., and "we", "us" and "our" are to be construed accordingly.

"Dutch Guarantor" means AGCO International Holdings B.V., with seat in Grubbenvorst, Trade Register number 12067080.

"Dutch law" means the law directly applicable in the Netherlands.

"Electronic Signature" means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC, and article 3:15a BW.

"Guarantors" means the Dutch Guarantor and the Swiss Guarantor.

"Indentures" means the Senior Note Indenture and the Subordinated Note Indenture.

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"Issuer" means AGCO Corporation, a Delaware corporation.

"Lugano Convention" means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

"New York Court" means any state or federal court in the Borough of Manhattan in The City of New York, New York.

"New York Law" means the laws of the State of New York.

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"Notes" means the Senior Notes and the Subordinated Notes.

"Power of Attorney" means the power of attorney included in the resolutions of the management board, adopted during a meeting on 7 March 2024.

"Preventive Restructuring Processes" means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

"Registration" means the registration by the Issuer of the senior debt securities to be issued under the Registration Statement with the SEC under the Securities Act.

"Registration Statement" means the registration statement on form S-3 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it), to be filed with the SEC (draft dated 7 March 2024).

"Sanctions List" means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; and

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; or

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Senior Note Indenture" means the form of indenture for senior debt securities filed as exhibit 4.1 to the Registration Statement between the Issuer, the Guarantors and HSBC Bank USA, National Association as trustee.

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"Senior Notes" means the senior debt securities to be issued under the Registration Statement under the Senior Note Indenture (including the full and unconditional guarantee by the Guarantor of the senior debt securities) from the date of this opinion and includes, where the context permits:

(a)	the Senior Notes in all forms referred to in this opinion and the coupons pertaining to the Senior Notes in definitive form; and

(b)	in relation to an issue of Senior Notes, the terms included in the Senior Note Indenture.

"Subordinated Note Indenture" means the form of indenture for subordinated debt securities filed as exhibit 4.2 to the Registration Statement between the Issuer, the Guarantors and a trustee to be named therein.

"Subordinated Notes" means the subordinated debt securities to be issued under the Registration Statement under the Subordinated Note Indenture (including the full and unconditional guarantee by the Guarantor of the subordinated debt securities) from the date of this opinion and includes, where the context permits:

(c)	the Subordinated Notes in all forms referred to in this opinion and the coupons pertaining to the Subordinated Notes in definitive form; and

(d)	in relation to an issue of Subordinated Notes, the terms included in the Subordinated Note Indenture.

"Swiss Guarantor" means AGCO International GmbH, with seat in Neuhausen am Rheinfall, Switzerland.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" means a Trade Register extract relating to the Dutch Guarantor provided by the Chamber of Commerce and dated 1 March 2024.

"Trust Convention" means the 1985 Convention on the Law applicable to Trusts and their Recognition.

"Wft" means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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